Exhibit 5.1

TELEPHONE: 1-212-558-4000 FACSIMILE: 1-212-558-3588 WWW.SULLCROM.COM	125 Broad Street New York, New York 10004-2498 _____________ LOS ANGELES • PALO ALTO • WASHINGTON, D.C. BRUSSELS • FRANKFURT • LONDON • PARIS BEIJING • HONG KONG • TOKYO MELBOURNE • SYDNEY

May 12, 2026

Bakkt, Inc.,

One Liberty Plaza, One Liberty Street, Floor 3, Suite 305-306,

New York, New York 10006.

Ladies and Gentlemen:

In connection with the registration under the Securities Act of 1933 (the “Act”) of 21,010,640 shares of Class A common stock, par value $0.0001 per share (“Class A Common Stock”), of Bakkt, Inc., a Delaware corporation (the “Company”), issued by the Company (the “Shares”) or issuable upon exercise of certain warrants (the “Warrants”) issued by the Company (the “Warrant Shares”, and together with the Shares, the “Securities”), we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

Upon the basis of such examination, it is our opinion that when the registration statement relating to the Securities (the “Registration Statement”) has become effective under the Act the Shares will be validly issued, fully paid and nonassessable and, when the Warrant Shares have been duly issued upon the exercise of the Warrants in accordance with the terms thereof, the Warrant Shares will be validly issued, fully paid and nonassessable.

In rendering the foregoing opinion, we are not passing upon, and assume no responsibility for, any disclosure in any registration statement or any related prospectus or other offering material relating to the offer and sale of the Securities.

The foregoing opinion is limited to the Federal laws of the United States and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

We have relied as to certain factual matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

Bakkt, Inc.	-2-

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Validity of the Securities” in the prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ SULLIVAN & CROMWELL LLP